Exhibit 8.1

List of Significant Subsidiaries and Principal Consolidated Affiliated Entities*

Significant Subsidiaries	Jurisdiction of Incorporation
VNET Group Limited	Hong Kong
VNET Mobile Limited	Hong Kong
VNET Ventures Limited	Hong Kong
Diyixian.com Limited	Hong Kong
Hongkong Fastweb Holdings Co., Limited	Hong Kong
WiFire Group Inc.	British Virgin Islands
Dermot Holdings Limited	British Virgin Islands
VNET DRP Investment Holdings Limited	Hong Kong
Shihua DC Investment Holdings Limited	Cayman
Shihua DC Investment Holdings 2 Limited	Cayman
EdgeBlue Limited	Cayman
Asia Quality Limited	Hong Kong
VNET@Xian Holding Limited	British Virgin Islands
VNET DRP Daxing Private Limited	Singapore
Shihua DC Investment SH1 Limited	Hong Kong
VNET Data Center Co., Ltd.	PRC
VNET Anhui Suzhou Technology Co., Ltd.	PRC
Joytone Infotech Co., Ltd.	PRC
VNET (Foshan) Technology Co., Ltd.	PRC
VNET (Xi’an) Technology Co., Ltd.	PRC
Abitcool (China) Broadband Inc.	PRC
VNET Hangzhou Information Technology Co., Ltd.	PRC
VNET Zhuhai Financial Leasing Co., Ltd.	PRC
Foshan Zhuoyi Intelligence Data Co., Ltd.	PRC
Shenzhen Diyixian Telecommunication Co., Ltd.	PRC
Beijing Hongyuan Network Technology Co., Ltd.	PRC
Shanghai Waigaoqiao Free Trade Zone Gaogang Technology Co., Ltd.	PRC
Beijing TenxCloud Technology Co., Ltd.	PRC
Shanghai Edge Connect Technology Co., Ltd.	PRC
Beijing Jianghe Cloud Technology Co.,Ltd.	PRC
Beijing Shuntou Green Energy Data Technology Co., Ltd.	PRC
Jiwa Senlin (Beijing) Engineering Co.,Ltd.	PRC
Zhongke Zijing Technology Co., Ltd.	PRC
Gu’an Junhui Network Technology Co., Ltd.	PRC

Principal Consolidated Affiliated Entities
Beijing Yiyun Network Technology Co., Ltd. (previously known as Beijing aBitCool Network Technology Co., Ltd.)	PRC
Beijing iJoy Information Technology Co., Ltd.	PRC
Shanghai iJoy Information Technology Co., Ltd.	PRC
WiFire Network Technology (Beijing) Co., Ltd.	PRC
Beijing VNET Broad Band Data Center Co., Ltd.	PRC
Beijing Yilong Xinda Technology Co., Ltd.	PRC
Langfang Xunchi Computer Data Processing Co., Ltd.	PRC
Shanghai Blue Cloud Technology Co., Ltd.	PRC
VNET (Xi’an) Information Outsourcing Industry Park Services Co., Ltd	PRC
Beijing Yichengtaihe Investment Co., Ltd.	PRC
Guangzhou Lianyun Big Data Co., Ltd.	PRC
Beijing Xianghu Yunlian technology Co., Ltd.	PRC
Shanghai Hujiang Songlian Technology Co., Ltd.	PRC
Beijing Shuhai Hulian Technology Co., Ltd.	PRC
Nantong Chenghong Cloud Computing Co., Ltd.	PRC

Shanghai Zhiyan Yunwei Technology Co., Ltd.	PRC
Shanghai Shilian Technology Co., Ltd.	PRC
Shanghai Shuzhong Investment Management Co., Ltd.	PRC
Sanhe Shulifang Information Technology Co., Ltd.	PRC
Langfang Huahai Internet Technology Co., Ltd.	PRC
Shanghai Hesheng Data System Co., Ltd.	PRC
Shanghai Edge Blue Cloud Network Technology Co., Ltd.	PRC

* Other entities of VNET Group, Inc. have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.